UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2021

SANDRIDGE PERMIAN TRUST

(Exact name of Registrant as specified in its charter)

Delaware	001-35274	45-6276683
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, 16th Floor Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                           ☐

ITEM 1.01.	Entry Into a Material Definitive Agreement.

As previously disclosed in the Current Report on Form 8-K of SandRidge Permian Trust (the “Trust”) filed on April 23, 2020, Avalon Energy, LLC was unable to pay on a timely basis in May 2020 the approximately $4.65 million it owes the Trust (the “May 2020 Quarterly Payment”) relating to the three-month period ended March 31, 2020 (which primarily relates to production attributable to the Trust’s overriding royalty interests (the “Royalty Interests”) from December 1, 2019 to February 29, 2020). Consequently, The Bank of New York Mellon Trust Company, N.A., as trustee of the Trust (the “Trustee”), was unable to make the quarterly distribution to Trust unitholders for the three-month period ended March 31, 2020. In accordance with the terms of the conveyances pursuant to which the Royalty Interests were originally conveyed to the Trust, the unpaid amount owed the Trust has been accruing interest at the rate of interest per annum publicly announced from time to time by The Bank of New York Mellon Trust Company, N.A. as its “prime rate” in effect at its principal office in New York City until paid to the Trust.

On March 1, 2021, the Trust and Avalon entered into a repayment agreement setting forth the terms by which Avalon has agreed to pay the May 2020 Quarterly Payment to the Trust, together with accrued interest (the “Agreement”). Beginning with the quarterly distribution paid to Trust unitholders on or about February 26, 2021 (the “February Distribution”), Avalon will apply towards the payment of the May 2020 Quarterly Payment the full amount of each quarterly cash distribution, if any, to which Avalon, as a unitholder of the Trust, is entitled (each such cash distribution, a “Company Distribution Amount”), until the May 2020 Quarterly Payment, together with accrued interest, has been paid in full to the Trust, subject to any obligations Avalon may have to repay the revolving line of credit Avalon had previously obtained from Washington Federal Bank, National Association, pursuant to the terms of a loan agreement (the “WaFed Loan”) that are not waived by WaFed as provided in the Agreement. Avalon will deposit its portion of the February Distribution into a repayment account established by the Trustee on behalf of the Trust (the “Repayment Account”). The Trust will receive $984,375, representing the portion of the February Distribution that Avalon would otherwise receive, as an initial payment toward the May 2020 Quarterly Payment. Beginning with the distribution with respect to the quarter ending March 31, 2021, Avalon will deposit each such Company Distribution Amount into the Repayment Account promptly, but in no event later than the next business day, after the Company’s receipt of any such Company Distribution Amount.

The Agreement also provides that if any third party agrees to acquire Avalon, whether pursuant to a merger, consolidation, purchase of all or substantially all of the assets of Avalon, or other similar transaction or series of transactions (a “Sale Transaction”), then, subject to any obligations Avalon may have to repay the WaFed Loan in connection with any such transaction that are not waived by WaFed as provided in the Agreement, Avalon will pay to the Trust from cash received in a Sale Transaction an amount equal to (i) the difference between (A) the aggregate amounts deposited in the Repayment Account pursuant to the Agreement at the time the Sale Transaction is consummated and (B) the then outstanding balance of the May 2020 Quarterly Payment together with all accrued and unpaid interest thereon to the date of payment of such outstanding balance (the “Balance Amount”) or (ii) where the amount of cash received in the Sale Transaction is less than the Balance Amount, all of the cash received in the Sale Transaction. Avalon agrees that it will pay such amount to the Trust promptly, but in no event later than the next business day, after the closing of any such Sale Transaction. If Avalon is unable to pay the Balance Amount in full upon the closing of a Sale Transaction, Avalon has agreed, subject to any obligations Avalon may have to repay the WaFed Loan in connection with any such transaction that are not waived by WaFed as provided in the Agreement, to pledge to the Trust, to secure the payment of the outstanding portion of the Balance Amount, any non-cash consideration that Avalon receives from such Sale Transaction or similar transaction.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit to this Current Report on Form 8-K.

ITEM 8.01.	Other Events.

As described in the Trust’s annual and quarterly reports filed with the Securities and Exchange Commission (“SEC”), the amended and restated trust agreement governing the Trust (the “Trust Agreement”) requires the Trust to dissolve and commence winding up of its business and affairs if cash available for distribution for any four consecutive quarters, on a cumulative basis, is less than $5.0 million. Cash available for distribution for the four consecutive quarters ended December 31, 2020, on a cumulative basis, totaled approximately $2.4 million, due in part to Avalon’s inability to make the May 2020 Quarterly Payment to the Trust. Because Avalon’s inability to make the May 2020 Quarterly Payment contributed to the insufficient cumulative cash available for distribution over the four-quarter period, the Trustee and Avalon submitted to an arbitration panel, in accordance with the Trust Agreement, the question of whether the Trust nonetheless remains required to dissolve following the end of that period. On February 25, 2021, the arbitration panel determined that the existence of the unpaid May 2020 Quarterly Payment does not alter the requirement of the Trust to terminate under the provisions of the Trust Agreement. As a result, the Trust will dissolve and commence winding up beginning as of the close of business on February 26, 2021 (the “Dissolution Trigger Date”).

Accordingly, the Trustee will be required to sell all of the Trust’s assets, either by private sale or public auction, and distribute the net proceeds of the sale to the Trust unitholders after payment, or reasonable provision for payment, of all Trust liabilities, which is expected to include the establishment of cash reserves in such amounts as the Trustee in its discretion deems appropriate for the purpose of making reasonable provision for all claims and obligations of the Trust, including any contingent, conditional or unmatured claims and obligations, in accordance with the Delaware Statutory Trust Act. The sale process will involve costs that will reduce the amounts of any distributions to Trust unitholders during the winding up period. As required by the Trust Agreement, within 30 days after the Dissolution Trigger Date the Trustee will engage a third-party advisor to assist with the marketing and sale of the Royalty Interests. As provided in the Trust Agreement, Avalon has a right of first refusal with respect to any sale of Royalty Interests to a third party. The Trustee expects to complete the sale of the Royalty Interests and distribute the net proceeds of the sale to the Trust unitholders by the end of the third quarter of 2021, and the Trust units are expected to be canceled shortly thereafter. Pending the sale or sales of the Royalty Interests, the Trust anticipates that it will continue to receive income, if any, attributable to the Royalty Interests and will continue to make quarterly distributions to Trust unitholders to the extent there is available cash after payment of Trust expenses and additions to cash reserves. The Trust will remain in existence until the filing of a certificate of cancellation with the Secretary of State of the State of Delaware following the completion of the winding up process.

Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) contains statements that are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Report, other than statements of historical facts, are “forward-looking statements” for purposes of this provision. These forward-looking statements include expectations regarding the timing of the completion of the sale process and the winding up of the Trust, including the cancellation of the Trust units; expectations regarding the costs involved in the sale process; statements regarding the possibility of future distributions to Trust unitholders during the winding up period; and statements regarding the Trustee’s withholding of funds to increase cash reserves for future known, anticipated or contingent expenses or liabilities of the Trust. The amount of cash received or expected to be received by the Trust (and its ability to pay distributions) has been and will be significantly and negatively impacted by fluctuating benchmark prices for crude oil, natural gas and natural gas condensate. In addition to the collapse of the worldwide demand for oil and the resulting collapse of oil prices in the first half of 2020, as a result of the dispute over oil production levels between members of the Organization of Petroleum Exporting Countries and Russia and the economic effects of the COVID-19 pandemic, other important factors that could cause actual results from Trust operations to differ materially from those anticipated and adversely impact distributions to Trust unitholders include lease operating expenses related to the operation of the underlying properties burdened by the Royalty Interests, expenses of the Trust, and reserves made by the Trust for anticipated future expenses. Statements made in this Report are qualified by the cautionary statements made in this Report. The Trustee does not intend, and does not assume any obligation, to update any of the statements included in this Report. An investment in common units issued by the Trust is subject to the risks described in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2019, its Quarterly Report on Form 10-Q for the period ended September 30, 2020, and all of its other filings with the SEC. The Trust’s annual, quarterly and other filed reports are or will be available over the Internet at the SEC’s website at http://www.sec.gov.

ITEM 9.01.	Financial Statements and Exhibits.

(d)      Exhibits.

10.1	Repayment Agreement dated as of March 1, 2021 between SandRidge Permian Trust and Avalon Energy, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE PERMIAN TRUST

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

	By:	/s/ SARAH NEWELL
	Name:	Sarah Newell
	Title:	Vice President

Date: March 2, 2021